Bullion Monarch Announces the Appointment of John DeMara to the Board and Updates Progress in Royalty Litigation against Newmont and Barrick

Orem, Utah - November 19, 2009 - Bullion Monarch Mining Inc. (OTCBB: BULM) announces the appointment of John DeMara to the Board of Directors. In compliance with provisions of the Sarbanes/Oxley Act of 2002, Mr. DeMara will serve as an outside director for Bullion Monarch’s Board and will also be appointed a member of the audit committee.

John DeMara holds a Master’s of Accounting from Brigham Young University and has over 12 years of corporate accounting experience with Deloitte & Touche, LLP Tax Consulting and Advisory Services in San Francisco. In addition to being a CPA, Mr. DeMara is a member of the Society of Petroleum Accountants and has experience serving the energy development industry.

Additionally, in an unrelated matter Bullion Monarch announces that in accordance with attorney recommendations it has agreed to separate the claims in its lawsuit against Newmont USA Ltd., a subsidiary of Newmont Mining Corporation, and Barrick Gold Corporation, concerning unpaid royalties arising from the Carlin Trend. The discovery and litigation against Newmont will continue to proceed first, followed closely by prosecution of Bullion Monarch's claims against Barrick.

Bullion Monarch Mining, Inc. is a publicly traded (OTC.BB:BULM - News) natural resource company with mining interests in gold, silver and oil shale. The Company operates under a joint-venture, shared-risk business model that capitalizes on the Company's vast experience in the field and property positions in Nevada, Oregon, Utah, and Brazil. Additional company information can be found on the Bullion Monarch Mining Inc. website at (www.bullionmm.com).

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "should," "up to," "approximately," "likely," or "anticipates" or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the report before making any investment in the shares of the company. Bullion Monarch Mining, Inc. undertakes no obligation to update any forward-looking statements contained in this report. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.

Contact:

 Investor Contact InformationRob MorrisBullion Monarch Miningrobmorris@bullionmm.com(801) 426-8111Press Contact InformationAJ Sterling Consultingajsterling@myway.com435-669-3855